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                                                                     EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION

                                       OF
                                   EASI, INC.



         FIRST. The name of the Corporation is EASI, Inc.

         SECOND. The Corporation will have perpetual existence.

         THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

         FOURTH.

         4.A. General. The aggregate number of shares of capital stock that the Corporation will have authority to issue is 206,686, 200,000 of which will be shares of Common Stock, having a par value of $0.01 per share, and 6,686 of which will be shares of preferred stock, having a par value of $0.01 per share.

         Preferred stock may be issued in one or more series as may be determined from time to time by the Board of Directors. All shares of any one series of preferred stock will be identical except as to the dates of issue and the dates from which dividends on shares of the series issued on different dates will cummulate, if cumulative. Authority is hereby expressly granted to the Board of Directors to authorize the issuance of one or more series of preferred stock, and to fix by resolution or resolutions providing for the issue of each such series the voting powers, designations, preferences, and relative, participating, optional, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of such series, and the number of shares in each series, to the full extent now or hereafter permitted by law.

         4.B. Series A Preferred Stock. The Corporation is authorized to issue 2,500 shares of "Series A Preferred Stock" (the "Series A Preferred"). The preferences, voting powers, qualifications, special or relative rights or privileges of the shares of Series A Preferred are as follows:

         (1) Definitions. As used in this Article 4.B. and in Article 4.C., the following terms shall have the meanings set forth below:

                  (a) "Board of Directors" shall mean the Board of Directors of the Corporation.

                  (b) "Common Stock" shall mean the common stock, par value $.01 per share, of the Corporation.


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                  (c) "Distributable Cash" means all funds of the Corporation on hand or in bank accounts of the Corporation as, in the discretion of the Board of Directors of the Corporation, is available for distribution to the stockholders of the Corporation after provision has been made for: (i) payment of all operating expenses of the Corporation as of such time; (ii) provision for payment of all outstanding and unpaid current obligations of the Corporation as of such time; and (iii) provision for such reserves as the Board of Directors of the Corporation deems necessary or appropriate for the Corporation's operations.

                  (d) "Initial Series A Capital Contribution" shall mean the initial contribution paid by a holder of Series A Preferred for shares of Series A Preferred (or any securities which have been converted, exchanged or surrendered for shares of Series A Preferred (the "Prior A Securities")), plus any accrued but unpaid return on any Prior A Securities.

                  (e) "Initial Series B Capital Contribution" shall mean the initial contribution paid by a holder of Series B Preferred for shares of Series B Preferred (or any securities which have been converted, exchanged or surrendered for shares of Series B Preferred (the "Prior B Securities)), plus any accrued but unpaid return on any Prior B Securities.

                  (f) "Liquidation" shall mean any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary.

                  (g) "Preferred Stock" shall mean the preferred stock, par value $0.01 per share, of the Corporation.

                  (h) "Recapitalization" shall mean any stock split, stock dividend, combination, recapitalization and the like involving, or undertaken by, the Corporation.

                  (i) "Sales Transaction" means: (i) the consolidation or merger of the Corporation with or into any other corporation or business entity; (ii) the sale or other transfer in a single transaction or a series of related transactions of all or substantially all of the assets of the Corporation; (iii) the liquidation, dissolution, winding-up or reorganization of the Corporation; or (iv) the consummation of a Qualified Public Offering.

                  (j) "Series B Preferred" shall have the meaning ascribed thereto in Article 4.C. below.

                  (k) "Unrecovered Initial Series A Capital Contribution" shall mean the excess, if any, of (i) the amount of the Initial Series A Capital Contribution less (ii) the cumulative sum of money and the net market value of any other property previously distributed to such holder other than as a dividend pursuant to Section 4.B.(2)(a) below.


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         (l) "Unrecovered Initial Series B Capital Contribution" shall mean the excess, if any, of (i) the amount of the Initial Series B Capital Contribution less (ii) the cumulative sum of money and the net market value of any other property previously distributed to such holder other than as a dividend pursuant to Section 4.C.(2)(a) below.

         (2) Dividends and Distributions.

                  (a) Regular Dividends. Each holder of shares of Series A Preferred shall be entitled to receive dividends at a rate of ten percent (10%) per annum on the average daily balance of its Unrecovered Initial Series A Capital Contribution, which shall be fully cumulative. The dividends payable hereunder shall be payable to holders of record as they appear on the stock books of the Corporation on the applicable record date, which shall be not more than 60 nor less than 10 days preceding the payment date for such dividends, as fixed by the Board of Directors. The foregoing dividends on the Series A Preferred shall accrue from the date of issuance of each share, but shall be payable only when, as and if declared by the Board of Directors out of funds legally available therefor. The dividends shall be payable in cash. The amount of dividends payable shall be computed on the basis of a 360-day year of twelve 30-day months. All accrued but unpaid dividends shall continue to accrue interest at the above rate from each dividend date until paid. Except as provided in Section 2(b) below, the Corporation may not pay any dividend or make any distribution to the holders of Series B Preferred or Common Stock until the holders of Series A Preferred have received an amount equal to: (i) all dividends payable to such holders under this Section 2(a); and (ii) their Unrecovered Initial Series A Capital Contributions (collectively, the "Series A Preferred Return"). Once the holders of Series A Preferred have received their Series A Preferred Return, then the 10% dividend provided for in this Section 2(a) shall cease.

                  (b) Other Permitted Dividends. Notwithstanding Section 2(a) hereof, the Corporation may at any time, out of funds legally available therefor, repurchase shares of Common Stock (i) issued to or held by employees, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services, pursuant to any agreement providing for such right of repurchase, or (ii) issued to or held by any person subject to the Corporation's right of first refusal to purchase such shares where the purchase is pursuant to the exercise of such right of first refusal, in either case whether or not dividends on the Series A Preferred shall have been declared and paid or funds set aside therefor, subject to any other contractual restrictions entered into by the Corporation.

         (3) Liquidation Rights. In the event of any Liquidation, distributions shall be made to the holders of Series A Preferred in respect of such Series A Preferred before any amount shall be paid to the holders of any other class or series of capital stock of the Corporation in the following manner:

                  (a) Series A Preferred. The holders of Series A Preferred shall be entitled to be paid first out of the assets of the corporation available for distribution to holders of its capital stock an amount per share equal to each holder of Series A Preferred's Unrecovered



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Initial Series A Capital Contribution, plus any accrued but unpaid dividends. If the proceeds from a Liquidation are not sufficient to pay to the holders of Series A Preferred the preference amount set forth above, then such holders shall instead be entitled to receive the entire assets and funds of the Corporation legally available for distribution to the holders of capital stock, which assets and funds shall be distributed ratably among the holders of the Series A Preferred.

         (b) Events Deemed a Liquidation. For purposes of this Section 3, the holders of a majority of the Series A Preferred may, by written notice to the Corporation, elect to have treated as a Liquidation the consolidation or merger of the Corporation with or into any other corporation or legal entity or the sale or other transfer in a single transaction or a series of related transactions of all or substantially all of the assets of the Corporation, or any other reorganization of the Corporation, unless the stockholders of the Corporation immediately prior to any such transaction are holders of a majority of the voting securities of the surviving or acquiring corporation immediately thereafter (and for purposes of this calculation, equity securities which any stockholder of the Corporation owned immediately prior to such merger or consolidation as a stockholder of another party to the transaction shall be disregarded).

                  (c) Valuation of Securities and Property. In the event the Corporation proposes to distribute assets other than cash in connection with any Liquidation, the value of the assets to be distributed to the holders of shares of Series A Preferred shall be determined in good faith by the Board of Directors. Any securities not subject to an investment letter or similar restrictions on free marketability shall be valued as follows:

                           (i) if traded on a national securities exchange or the Nasdaq National Market ("Nasdaq"), the value shall be deemed to be the average of the security's closing prices on such exchange or Nasdaq over the thirty (30) trading-day period ending three (3) days prior to the distribution;

                           (ii) if actively traded over-the-counter (other than Nasdaq), the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; or

                           (iii) if there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board of Directors.

The method of valuation of securities subject to an investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (i), (ii) or (iii) to reflect the fair market value thereof as determined in good faith by the Board of Directors. The holders of more than 50% of the outstanding shares of Series A Preferred shall have the right to challenge any determination by the Board of Directors of fair market value pursuant to this Section 3(c), in which case the determination of fair value shall be made by an independent appraiser selected jointly by the Board of Directors and the challenging parties, the cost of such appraisal to be borne equally by the Corporation and the challenging parties.



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         (4) Redemption.

                  (a) The Series A Preferred shall be redeemable, in whole or in part, out of legally available funds, at the option of the Corporation, at any time upon giving notice as provided in (b) below, at a redemption price equal to the Series A Preferred Return of the Series A Preferred up to the Series A Redemption Date (as defined below).

                  (b) At least 30 days but not more than 60 days prior to the date fixed for the redemption of shares of Series A Preferred pursuant to (a) above (the "Series A Redemption Date"), written notice of such redemption shall be mailed to each holder of record of shares of Series A Preferred to be redeemed in a postage prepaid envelope addressed to such holder at his post office address as shown on the records of the Corporation; provided, however, that no defect in such notice shall affect the validity of the proceeding for the redemption of the shares of Series A Preferred to be redeemed. Each such notice shall state: (i) the Series A Redemption Date; (ii) the number of shares of Series A Preferred to be redeemed and, if less than all the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder or their method of calculating such number; (iii) the cash redemption price; and (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price. On or after the Series A Redemption Date, each holder of shares of Series A Preferred to be redeemed shall present and surrender his certificate or certificates for such shares to the Corporation at the place designated in such notice and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In case less than all the shares represented by such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Series A Redemption Date (unless default shall be made by the Corporation in payment of the redemption price) all rights to dividends on the shares of Series A Preferred designated for redemption in such notice shall cease and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price thereof (including all declared and unpaid dividends up to the Series A Redemption Date), without interest, upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation and such shares shall not be deemed to be outstanding for any purpose whatsoever.

                  (c) If less than all of the shares of Series A Preferred are to be redeemed, the Board of Directors shall allocate the aggregate Series A Preferred Return of shares to be redeemed pro rata (or as nearly pro rata as practicable), by lot, or by any other method that complies with the requirements of the principal national securities exchange, if any, on which the shares being redeemed are listed, at the direction of the Board of Directors. Regardless of the method used, the calculation of the number of shares to be redeemed shall be based upon whole shares, such that the Corporation shall in no event be required to issue fractional shares of Series A Preferred or cash in lieu thereof. In the event a method required proration is used, shares shall be rounded downward to the nearest whole number of shares.



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                  (d) Notwithstanding the above, to the extent the Corporation has legally available funds, the Corporation shall redeem the Series A Preferred at the following times and in the following amounts: (i) upon the occurrence of a Sales Transaction, Distributable Cash in the amount necessary to cause each holder of Series A Preferred to receive its Series A Preferred Return shall be distributed to the holders of Series A Preferred; (ii) within 45 days after the end of each calendar quarter and until each holder of Series A Preferred has received its Series A Preferred Return, the Corporation shall distribute an amount of Distributable Cash to the holders of Series A Preferred equal to at least 25% of the Corporation's net operating cash flow for the perceeding quarter (provided that, to the extent such funds are necessary for the Corporation's operations, any such quarterly distribution may be waived by the vote of at least five (5) directors of the Corporation); and (iii) at such other times and in such amounts as the Board of Directors of the Corporation, in its sole discretion, may determine.

         (5) Voting Rights. Except as otherwise required by law or by Section 8 below, the holder of each share of Series A Preferred will not be entitled to vote on any matters.

         (6) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

         (7) Notices. Any notice required by the provisions of this Certificate of Incorporation to be given to the holders of Series A Preferred shall be deemed given when deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the Corporation.

         (8) Approval of Certain Transactions While Any Series A Preferred is Outstanding. So long as any shares of Series A Preferred are outstanding, the Corporation shall not, without first obtaining the approval of the holders of at least a majority of the shares of Series A Preferred then outstanding, voting as a separate class, take any action that:

                  (a) alters the rights, preferences or privileges of the Series A Preferred;

                  (b) creates any new class or series of shares that has a preference over or is on a parity with the Series A Preferred with respect to dividends or liquidation preferences;

                  (c) reclassifies or amends the term of any capital stock into shares having a preference over or parity with the Series A Preferred with respect to dividends or liquidation preferences; or



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                  (d) repurchases, redeems or retires any shares of capital
stock of the Corporation other than as permitted in Section 2(b) above.

         4.C. Series B Preferred Stock. The Corporation is authorized to issue 4,186 shares of "Series B Preferred Stock" (the "Series B Preferred"). The preferences, voting powers, qualifications, special or relative rights or privileges of the shares of Series B Preferred are as follows:

         (1) Definitions. Terms defined in Article 4.B. Section 1 above shall have the same meaning in this Article 4.C.

         (2) Dividends and Distributions.

                  (a) Regular Dividends. Each holder of shares of Series B Preferred shall be entitled to receive dividends at a rate of eight percent (8%) per annum on the average daily balance of its Unrecovered Initial Series B Capital Contribution, which shall be fully cumulative. The dividends payable hereunder shall be payable to holders of record as they appear on the stock books of the Corporation on the applicable record date, which shall be not more than 60 nor less than 10 days preceding the payment date for such dividends, as fixed by the Board of Directors. The foregoing dividends on the Series B Preferred shall accrue from the date of issuance of each share, but shall be payable only when, as and if declared by the Board of Directors out of funds legally available therefor. The dividends shall be payable in cash. The amount of dividends payable shall be computed on the basis of a 360-day year of twelve 30-day months. All accrued but unpaid dividends shall continue to accrue interest at the above rate from each dividend date until paid. Except as provided in Section 2(b) below, the Corporation may not pay any dividend or make any distribution to the holders of Common Stock until the holders of Series B Preferred have received an amount equal to: (i) all dividends payable to such holders under this Section 2(a); and (ii) their Unrecovered Initial Series B Capital Contributions (collectively, the "Series B Preferred Return"). Once the holders of Series B Preferred have received their Series B Preferred Return, then the 8% dividend provided for in this Section 2(a) shall cease.

                  (b) Other Permitted Dividends. Notwithstanding Section 2(a) hereof, the Corporation may at any time, out of funds legally available therefor, repurchase shares of Common Stock (i) issued to or held by employees, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services, pursuant to any agreement providing for such right of repurchase, or (ii) issued to or held by any person subject to the Corporation's right of first refusal to purchase such shares where the purchase is pursuant to the exercise of such right of first refusal, in either case whether or not dividends on the Series B Preferred shall have been declared and paid or funds set aside therefor, subject to any other contractual restrictions entered into by the Corporation.

         (3) Liquidation Rights. In the event of any Liquidation, distributions shall be made to the holders of Series B Preferred in respect of such Series B Preferred after all amounts due



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pursuant to Article 4.B. are paid to holders of Series A Preferred but before any amount shall be paid to the holders of any other class or series of capital stock of the Corporation in the following manner:

                  (a) Series B Preferred. The holders of Series B Preferred shall be entitled to be paid out of the assets of the Corporation available for distribution to holders of its capital stock an amount per share equal to each holder of Series B Preferred's Unrecovered Initial Series B Capital Contribution, plus any accrued but unpaid dividends. If the proceeds from a Liquidation are not sufficient to pay to the holders of Series B Preferred the preference amount set forth above, then such holders shall instead be entitled to receive the entire assets and funds of the Corporation legally available for distribution to the holders of capital stock, which assets and funds shall be distributed ratably among the holders of the Series B Preferred.

                  (b) Events Deemed a Liquidation. For purposes of this Section 3, the holders of a majority of the Series B Preferred may, by written notice to the Corporation, elect to have treated as a Liquidation the consolidation or merger of the Corporation with or into any other corporation or legal entity or the sale or other transfer in a single transaction or a series of related transactions of all or substantially all of the assets of the Corporation, or any other reorganization of the Corporation, unless the stockholders of the Corporation immediately prior to any such transaction are holders of a majority of the voting securities of the surviving or acquiring corporation immediately thereafter (and for purposes of this calculation, equity securities which any stockholder of the Corporation owned immediately prior to such merger or consolidation as a stockholder of another party to the transaction shall be disregarded).

                  (c) Valuation of Securities and Property. In the event the Corporation proposes to distribute assets other than cash in connection with any Liquidation, the value of the assets to be distributed to the holders of shares of Series B Preferred shall be determined in good faith by the Board of Directors. Any securities not subject to an investment letter or similar restrictions on free marketability shall be valued as follows:

                           (i) if traded on a national securities exchange or the Nasdaq National Market ("Nasdaq"), the value shall be deemed to be the average of the security's closing prices on such exchange or Nasdaq over the thirty (30) trading-day period ending three (3) days prior to the distribution;

                           (ii) if actively traded over-the-counter (other than Nasdaq), the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; or

                           (iii) if there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board of Directors.

The method of valuation of securities subject to an investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value



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determined as above in clauses (i), (ii) or (iii) to reflect the fair market value thereof as determined in good faith by the Board of Directors. The holders of more than 50% of the outstanding shares of Series B Preferred shall have the right to challenge any determination by the Board of Directors of fair market value pursuant to this Section 3(c), in which case the determination of fair value shall be made by an independent appraiser selected jointly by the Board of Directors and the challenging parties, the cost of such appraisal to be borne equally by the Corporation and the challenging parties.

         (4) Redemption.

                  (a) After the full payment of the Series A Preferred Return, the Series B Preferred shall be redeemable, in whole or in part, out of legally available funds, at the option of the Corporation, at any time upon giving notice as provided in (b) below, at a redemption price equal to the Series B Preferred Return of the Series B Preferred up to the Series B Redemption Date (as defined below).

                  (b) At least 30 days but not more than 60 days prior to the date fixed for the redemption of shares of Series B Preferred pursuant to (a) above (the "Series B Redemption Date"), written notice of such redemption shall be mailed to each holder of record of shares of Series B Preferred to be redeemed in a postage prepaid envelope addressed to such holder at his post office address as shown on the records of the Corporation; provided, however, that no defect in such notice shall affect the validity of the proceeding for the redemption of the shares of Series B Preferred to be redeemed. Each such notice shall state: (i) the Series B Redemption Date; (ii) the number of shares of Series B Preferred to be redeemed and, if less than all the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder or their method of calculating such number; (iii) the cash redemption price; and (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price. On or after the Series B Redemption Date, each holder of shares of Series B Preferred to be redeemed shall present and surrender his certificate or certificates for such shares to the Corporation at the place designated in such notice and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In case less than all the shares represented by such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Series B Redemption Date (unless default shall be made by the Corporation in payment of the redemption price) all rights to dividends on the shares of Series B Preferred designated for redemption in such notice shall cease and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price thereof (including all declared and unpaid dividends up to the Series B Redemption Date), without interest, upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation and such shares shall not be deemed to be outstanding for any purpose whatsoever.



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

                  (c) If less than all of the shares of Series B Preferred are to be redeemed, the Board of Directors shall allocate the aggregate Series B Preferred Return of shares to be redeemed pro rata (or as nearly pro rata as practicable), by lot, or by any other method that complies with the requirements of the principal national securities exchange, if any, on which the shares being redeemed are listed, at the direction of the Board of Directors. regardless of the method used, the calculation of the number of shares to be redeemed shall be based upon whole shares, such that the Corporation shall in no event be required to issue fractional shares of Series B Preferred or cash in lieu thereof. In the event a method required proration is used, shares shall be rounded downward to the nearest whole number of shares.

                  (d) After full payment of the Series A Preferred Return, to the extent the Corporation has legally available funds, the Corporation shall redeem the Series B Preferred at the following times and in the following amounts: (i) upon the occurrence of a Sales Transaction, Distributable Cash in the amount necessary to cause each holder of Series B Preferred to receive its Series B Preferred Return shall be distributed to the holders of Series B Preferred; (ii) within 45 days after the end of each calendar quarter and until each holder of Series B Preferred has received its Series B Preferred Return, the Corporation shall distribute an amount of Distributable Cash to the holders of Series B Preferred equal to at least 25% of the Corporation's net operating cash flow for the perceeding quarter (provided that, to the extent such funds are necessary for the Corporation's operations, any such quarterly distribution may be waived by the vote of at least five (5) directors of the Corporation); and (iii) at such other times and in such amounts as the Board of Directors of the Corporation, in its sole discretion, may determine.

         (5) Voting Rights. Except as otherwise required by law or by Section 8 below, the holder of each share of Series B Preferred will not be entitled to vote on any matters.

         (6) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series B Preferred, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

         (7) Notices. Any notice required by the provisions of this Certificate of Incorporation to be given to the holders of Series B Preferred shall be deemed given when deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the Corporation.

         (8) Approval of Certain Transactions While Any Series B Preferred is Outstanding. So long as any shares of Series B Preferred are outstanding, the Corporation shall not, without



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

first obtaining the approval of the holders of at least a majority of the shares of Series B Preferred then outstanding, voting as a separate class, take any action that:

                  (a) alters the rights, preferences or privileges of the Series B Preferred;

                  (b) creates any new class or series of shares that has a preference over or is on a parity with the Series B Preferred with respect to dividends or liquidation preferences;

                  (c) reclassifies or amends the term of any capital stock into shares having a preference over or parity with the Series B Preferred with respect to dividends or liquidation preferences; or

                  (d) repurchases, redeems or retires any shares of capital stock of the Corporation other than as permitted in Section 2(b) above.

         FIFTH. No stockholder of the Corporation will, solely by reason of holding shares of any class, have any preemptive or preferential right to purchase or subscribe for any shares of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend, voting or any other rights of such stockholder. The Board of Directors may authorize the issuance of, and the Corporation may issue, shares of any class of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase any such shares, without offering any shares of any class to the existing holders of any class of stock of the Corporation.

         SIXTH. Stockholders of the Corporation will not have the right of cumulative voting for the election of directors or for any other purpose.

         SEVENTH. The Board of Directors is expressly authorized to alter, amend or repeal the Bylaws of the Corporation or to adopt new Bylaws.

         EIGHTH. (a) The Corporation will, to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, indemnify any and all persons it has power to indemnify under such law from and against any and all of the expenses, liabilities or other matters referred to in or covered by such law. Such indemnification may be provided pursuant to any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his director or officer capacity and as to action in another capacity while holding such office, will continue as to a person who has ceased to be a director, officer, employee or agent, and will inure to the benefit of the heirs, executors and administrators of such a person.

         (b) If a claim under the preceding paragraph (a) is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such claim. It will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the laws of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the laws of the State of Delaware nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         NINTH. To the fullest extent permitted by the laws of the State of Delaware as the same exist or may hereafter be amended, a director of the Corporation will not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article will not increase the personal liability of any director of the Corporation for any act or occurrence taking place before such repeal or modification, or adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. The provisions of this Article Nine shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director that has not been eliminated by the provisions of this Article Nine.

         TENTH: The address of the Corporation's initial registered office is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle, and the name of its initial registered agent at that address is The Corporation Trust Company.

         ELEVENTH. The number of directors constituting the initial Board of Directors of the Corporation is seven and the names and mailing addresses of such persons, who are to serve as directors until the first annual meeting of the stockholders or until their successors are elected and qualified, are:

             Name                                     Address
             ----                                     -------

         Charles R. Mollo                   7855 East Evans Road, Suite A
                                            Scottsdale, Arizona 85260

         Cameron Wilson                     7855 East Evans Road, Suite A
                                            Scottsdale, Arizona 85260

         Karl Lautman                       7855 East Evans Road, Suite A
                                            Scottsdale, Arizona 85260

         Jeffrey Harris                     7855 East Evans Road, Suite A
                                            Scottsdale, Arizona 85260

         Tom Wilson                         7855 East Evans Road, Suite A
                                            Scottsdale, Arizona 85260

         Steve Love                         7855 East Evans Road, Suite A
                                            Scottsdale, Arizona 85260

         Jeffrey Doss                       7855 East Evans Road, Suite A
                                            Scottsdale, Arizona 85260

         Hereafter, the number of directors will be determined in accordance with the Bylaws of the Corporation.

         TWELFTH. The powers of the incorporator will terminate upon the filing of this Certificate. The name and mailing address of the incorporator are:

                  Name                                Address
                  ----                                -------

                  Richard F. Dahlson                  Suite 6000
                                                      901 Main Street
                                                      Dallas, Texas  75202


         EXECUTED as of the 12th day of August, 1996.



                                                       /s/ RICHARD F. DAHLSON
                                                       ----------------------
                                                       Richard F. Dahlson